EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed balance sheet as of March 31, 2004 gives effect to the June 1, 2004 sale of substantially all of the assets (excluding patient receivables) of Mountainside Medical Center (“Mountainside”) and the repayment of outstanding debt relating to Mountainside, as if these transactions had occurred on March 31, 2004. The following unaudited pro forma condensed statement of earnings for the year ended June 30, 2003 and the nine months ended March 31, 2004 gives effect to the sale of Mountainside, the repayment of outstanding debt relating to Mountainside, and the October 3, 2003 merger with HealthMont, Inc., as if these transactions had occurred on July 1, 2003.

The sale of the assets of Mountainside for approximately $40,000,000 in cash less estimated sale expenses of $1,500,000 resulted in a net gain of approximately $13,700,000 after income tax expense of approximately $5,900,000. The proceeds from the sale of Mountainside were used to reduce debt relating to Mountainside by approximately $34,800,000. Charges relating to the early payment of debt relating to Mountainside resulted in a loss of approximately $2,000,000.

On October 3, 2003, SunLink completed the acquisition of HealthMont, Inc. (“HealthMont”), a privately held operator of community hospitals, through the merger of a wholly-owned subsidiary of SunLink with HealthMont. Upon the consummation of the transaction, SunLink acquired two community hospitals: Memorial Hospital of Adel, a 60-bed acute-care hospital in Adel, Georgia, which includes a 95-bed nursing home, and Callaway Community Hospital, a 49-bed acute-care hospital in Fulton, Missouri. Under the terms of the merger agreement, SunLink, among other things, issued to the shareholders of HealthMont 1,135,782 common shares of SunLink in consideration for all issued and outstanding capital stock of HealthMont. SunLink also issued 95,000 shares of SunLink to settle certain contractual obligations of HealthMont to its officers and directors. In connection with the merger, SunLink assumed HealthMont’s debt, which was approximately $8,275,000 at closing. Certain HealthMont investors arranged letters of credit which support up to $1,650,000 of HealthMont’s revolving credit loans with HealthMont’s senior lender. Beginning October 3, 2003, SunLink is paying to such letter of credit obligors a 5% annual commitment fee paid monthly through March 31, 2005 in consideration for their obligation to maintain the letters of credit in effect. On October 3, 2003, SunLink’s new HealthMont subsidiary also entered into a three year secured term loan for $2,300,000 with a third-party lender. The loan is guaranteed by SunLink. The loan bears an interest rate of 15% per annum and requires SunLink to pay certain fees.

The pro forma condensed statements of earnings also reflect the estimated reduction of interest expense for the debt which was repaid from the Mountainside sale proceeds and the estimated increase in interest expense on debt incurred in connection with the HealthMont merger.

The pro forma adjustments are based upon available information that SunLink believes is reasonable under the circumstances based upon, among other things, the closing of the sale on June 1, 2004 pursuant to definitive agreement for the sale of Mountainside Medical Center. The pro forma financial information is not necessarily indicative of the operating results or financial position that would be achieved had the transactions been consummated on the dates indicated and should not be construed as representative of future results of operations or financial position. The pro forma results should be read in conjunction with the Certain Cautionary Statements and the financial statements and notes thereto in SunLink’s Annual Report on Form 10-K for the year ended June 30, 2003 and Quarterly Report on Form 10-Q for the period ended March 31, 2004.

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

As of March 31, 2004

(All amounts in thousands)

	(A) SunLink As Reported March 31, 2004	(B) Sale of Jasper, GA Hospital Operations		(A) + (B) +(C) (D) As Adjusted
Current Assets:
Cash and cash equivalents	$3,485	$3,068	(a)	$6,553
Receivables, net	11,900	—		11,900
Medical supplies	2,261	—		2,261
Assets held for sale	18,697	(18,697	) (b)	—
Current assets of Mountainside	2,621			2,621
Prepaid expenses and other	1,725	(148	) (c)	1,577

Total Current Assets	40,689	(15,777)		24,912

Property, plant and equipment, net	34,206	—		34,206
Other noncurrent assets	5,225	(131	) (d)	5,094

Total Assets	$80,120	$(15,908)		$64,212

Current Liabilities:
Accounts payable	$7,522	$—		$7,522
Revolving advances	7,674	(4,672	) (e)	3,002
Third-party payor settlements	3,325	—		3,325
Current maturities of long-term debt	1,862	(1,078	) (f)	784
Current liabilities of Mountainside	7,988	(5,700	) (g)	2,288
Other current liabilities	9,951	5,857	(h)	15,808

Total Current Liabilities	38,322	(5,593)		32,729

Long-term debt	29,358	(21,983	) (i)	7,375
Other long-term liabilities	3,211	—		3,211

Shareholders’ Equity:
Common shares	3,273	—		3,273
Additional paid-in capital	6,746	—		6,746
Retained earnings (deficit)	(558)	11,668	(j)	11,110
Common stock warrants	170	—		170
Accumulated other comprehensive loss	(402)			(402)

Total Shareholders’ Equity	9,229	11,668		20,897

Total Liabilities and Shareholders’ Equity	$80,120	$(15,908)		$64,212

The accompanying notes are an integral part of this unaudited condensed pro forma balance sheet.

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Condensed As of March 31, 2004 Pro Forma Balance Sheet

(All amounts in thousands, except for per share)

(a) Adjustments to cash:
Estimated proceeds of sale of Mountainside	$40,000
Estimated expenses of Mountainside sale	(1,455)
Payment of Mountainside Financing Facility	(5,700)
Payment of revolving advances	(4,672)
Payment of Senior Subordinated note	(20,512)
Payment of Term Loan	(3,925)
Payment of Senior Subordinated Note interest payable	(291)
Repayment penalty for early repayment of Term Loan	(377)

$3,068

(b) Adjustments to assets held for sale:
Assets of Mountainside sold	$(18,697)

(c) Adjustments to prepaid assets and other:
Write-off unamortized prepaid debt costs	$(148)

(d) Adjustments to other noncurrent assets:
Write-off unamortized prepaid debt costs	$(131)

(e) Adjustments to revolving advances:
Payment of revolving advances	$(4,672)

(f) Adjustments to current maturities of long-term debt:
Payment of current portion of Term Loan	$(1,078)

(g) Adjustments to current liabilities of Mountainside:
Payment of Mountainside Financing Facility	$(5,700)

(h) Adjustments to other current liabilities:
Estimated tax payable on gain on sale of Mountainside	$5,900
Payment of Senior Subordinated Note interest payable	(291)
Estimated cost of professional liability insurance	248

$5,857

(i) Adjustments to long-term debt:
Payment of Senior Subordinated Note	$(19,136)
Payment of Term Loan, long term portion	(2,847)

$(21,983)

(j) Adjustments to retained earnings:
Gain on sale of Mountainside	$13,700
Loss on penalty for early repayment of Term Loan	(377)
Loss on write-off of unamortized discount on Senior Subordinated Note	(1,376)
Loss on write-off of unamortized prepaid debt costs	(279)

$11,668

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS

FOR THE YEAR ENDED JUNE 30, 2003

(Amounts in thousands, except per share amounts)

	(A) SunLink As Reported For the Fiscal Year Ended June 30, 2003	(B) HealthMont as Reported For the Fiscal Year Ended March 31, 2003	(C) Deduct Mountainside Medical Center As Reported For the Fiscal Year Ended June 30, 2003	(D) Pro Forma Adjustments		(A) +(B) - (C) +(D) (E) As Adjusted
Net revenues	$99,201	$28,674	$18,460	$—		$109,415
Cost of patient services revenues:
Salaries, wages and benefits	46,253	13,448	8,137			51,564
Provision for bad debts	11,102	2,414	2,398			11,118
HealthMont, Inc. corporate expense		2,008				2,008
Other operating expenses	35,280	10,748	7,150			38,878
Asset impairment charge	1,562		1,562			—
Depreciation and amortization	1,560	727	473	223	(a)	2,037

Operating profit (loss)	3,444	(671)	(1,260)	(223)		3,810

Interest expense	(2,566)	(1,257)	(25)	1,863	(b)	(1,935)
Interest income	56		—			56
Merger expenses	(411)					(411)

Earnings from Continuing Operations before Income Taxes	523	(1,928)	(1,285)	1,640		1,520

Income taxes	247	—	—		(d)	247

Earning (Loss) from Continuing Operations before nonrecurring charges or credits directly attributable to the transactions(e)	$276	$(1,928)	$(1,285)	$1,640		$1,273

Earnings (Loss) per Share from Continuing Operations before nonrecurring charges or credits directly attributable to the transactions:

Basic	$0.06					$0.20

Diluted	$0.05					$0.19

Weighted-average common shares outstanding:

Basic	5,002			1,328	(c)	6,330

Diluted	5,290			1,328	(c)	6,618

The accompanying notes are an integral part of this unaudited pro forma condensed statement of earnings.

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Condensed Pro Forma Statement of Earnings

For the year ended June 30, 2003

(All amounts in thousands, except for per share)

(a) Depreciation expense increased based upon increased property, plant and equipment resulting from the preliminary purchase price allocation of HealthMont.

(b) Interest expense has been adjusted as follows:

(i) To reflect increased interest expense as a result of the debt incurred or repaid in connection with the HealthMont acquisition

Additional debt incurred at time of acquisition	$424
Repayment of loan related to HealthMont subsidiary sold prior to acquisition	(38)
Amortization of loan fees on additional debt incurred at time of acquisition	52
Amortization of warrant costs related to additional debt incurred at time of acquisition	53
Amortization of cost of common shares for letter of credit guarantees in connection with merger	68
Annual fee on letter of credit guarantees in connection with merger	62

		621
(ii) To reflect decreased interest expense as a result of debt repaid from the proceeds of and in connection with the sale of Mountainside:
Term Loan	(280)
Senior Subordinated Note	(2,078)
Senior Subordinated Zero Coupon Note	(126)

Decreased interest expense		(2,484)

Net decrease in interest expense		$(1,863)

(c) Basic and diluted earnings per share weighted average share adjustment:
Additional SunLink shares issued at HealthMont merger:
Shares issued to HealthMont shareholders		1,131
Shares issued to terminate HealthMont consulting agreements		35
Shares issued to keep HealthMont letter of credit guarantees in place		60
Contingently issuable shares for little cash consideration to HealthMont lenders		102

		1,328

(d)    Tax expense - No tax expense is recorded in connection with the pro forma earnings before income taxes. Both SunLink and HealthMont have tax net operating loss carryforward positions at June 30, 2003.

(e) Approximately $2,000 of nonrecurring charges related to the early repayment of debt was recorded related to the Mountainside sale transaction.

SUNLINK HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA STATEMENT OF EARNINGS

FOR THE NINE MONTHS ENDED MARCH 31, 2004

(Amounts in thousands, except per share amounts)

	(A) SunLink As Reported For the Nine Months Ended March 31, 2004	(B) Add HealthMont As Reported For the Three Months Ended September 30, 2003	(C) Pro Forma Adjustments		(A) +(B) -(C) (D) As Adjusted
Net revenues	$81,436	$7,358	$—		$88,794

Cost of patient services revenues:
Salaries, wages and benefits	39,017	3,834			42,851
Provision for bad debts	8,286	1,004			9,290
HealthMont, Inc. corporate expense		645			645
Other operating expenses	28,729	3,055			31,784
Depreciation and amortization	1,998	193	143	(a)	2,334

Operating profit (loss)	3,406	(1,373)	(143)		1,890

Interest expense	(3,416)	(298)	2,496	(b)	(1,218)
Interest income	17				17

Earnings from Continuing Operations before Income Taxes	7	(1,671)	2,353		689

Income taxes	187	—		(d)	187

Earning (Loss) from Continuing Operations before nonrecurring charges or credits directly attributable to the transactions(e)	$(180)	$(1,671)	$2,353		$502

Earnings (Loss) per Share from Continuing Operations before nonrecurring charges or credits directly attributable to the transactions:
Basic	$(0.03)				$0.08

Diluted	$(0.03)				$0.07

Weighted-average common shares outstanding:
Basic	5,932		439	(c)	6,371

Diluted	6,336		439	(c)	6,775

The accompanying notes are an integral part of this unaudited pro forma condensed statement of earnings.

SUNLINK HEALTH SYSTEMS, INC.

Notes to Unaudited Condensed Pro Forma Statement of Earnings

For the nine months ended March 31, 2004

(All amounts in thousands, except for per share)

(a) Depreciation expense increased based upon increased property, plant and equipment resulting from the preliminary purchase price allocation of HealthMont.

(b) Interest expense has been adjusted as follows:

(i) To reflect increased interest expense as a result of the debt incurred in the HealthMont acquisition		$145

(ii) To reflect decreased interest expense as a result of debt repaid from the proceeds of and in connection with the sale of Mountainside:
Revolving advances		(289)
Term Loan		(466)
Senior Subordinated Note		(1,777)
Senior Subordinated Zero Coupon Note		(109)

Decreased interest expense		(2,641)

Net decrease in interest expense		$(2,496)

(c) Basic and diluted earnings per share weighted average share adjustment: Additional SunLink shares issued at HealthMont merger: Shares issued to HealthMont shareholders		1,131
Shares issued to terminate HealthMont consulting agreements		35
Shares issued to keep HealthMont letter of credit guarantees in place		60
Contingently issuable shares for little cash consideration to HealthMont lenders		58

		1,284
Number of days from beginning of period until actual shares issued	94
Days in nine month period	275

		0.3418

Incremental weighted average shares		439

(d)    Tax expense - No tax expense is recorded in connection with the pro forma earnings before income taxes. Both SunLink and HealthMont have tax net operating loss carryforward positions at March 31, 2004.

(e) Approximately $2,000 of nonrecurring charges related to the early repayment of debt was recorded related to the Mountainside sale transaction.